Exhibit (a)(1)(D)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Ocata Therapeutics, Inc.

at

$8.50 Net Per Share

by

Laurel Acquisition Inc.

an indirect wholly-owned subsidiary of

Astellas Pharma Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 17, 2015, UNLESS THE OFFER IS EXTENDED.

To Our Clients:                                                                                           November 19, 2015

Enclosed for your consideration is an Offer to Purchase dated November 19, 2015 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Laurel Acquisition Inc., a Delaware corporation (the “Purchaser”) and indirect wholly-owned subsidiary of Astellas Pharma Inc., (“Astellas”), to purchase all issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Ocata Therapeutics, Inc., a Delaware corporation (“Ocata”), at a price of $8.50 per share, net to the seller in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer.

Also enclosed is Ocata’s Solicitation/Recommendation Statement on Schedule 14D-9.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offered by the Purchaser is $8.50 per Share, net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer to Purchase.

2.	The Offer is being made for all issued and outstanding Shares.

3.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 10, 2015 (the “Merger Agreement”), by and among Astellas, the Purchaser and Ocata. Pursuant to the Merger Agreement, after the completion of the Offer and the satisfaction or waiver of the conditions to the

Merger (as defined below), the Purchaser will be merged with and into Ocata as soon as practicable, without a vote of the stockholders of Ocata in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with Ocata surviving the Merger as an indirect wholly-owned subsidiary of Astellas (the “Merger”). At the effective time of the Merger, each Share then outstanding (other than Shares accepted for payment in the Offer and Shares owned by Ocata’s stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price, subject to any withholding of taxes required by applicable law, as set forth in the Merger Agreement and described in the Offer to Purchase.

4.	The board of directors of Ocata unanimously: (i) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable and in the best interests of Ocata and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, (iii) resolved that the Merger be effected as soon as practicable following the acceptance of Shares for payment without a vote of Ocata’s stockholders pursuant to Section 251(h) of the DGCL, and (iv) recommended that the holders of Shares accept the Offer and tender their Shares to the Purchaser in response to the Offer.

5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 17, 2015 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

6.	There is no financing condition to the Offer. The Offer, and the obligation of the Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer, is conditioned on there being validly tendered in the Offer and not properly withdrawn before the expiration of the Offer, a number of Shares that, together with Shares, if any, owned by the Purchaser, equals at least a majority of the sum of the Shares issued and outstanding at the expiration of the Offer and the Shares that Ocata may be required to issue upon vesting, conversion or exercise of any other securities or obligations (the “Minimum Condition”). The Offer is also subject to the satisfaction of certain other conditions described in this Offer to Purchase, including, among other conditions, (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) that the Merger Agreement has not been terminated in accordance with its terms. See Section 14—“Conditions of the Offer” of the Offer to Purchase for a description of the conditions to the Offer.

7.	Tendering stockholders will not be obligated to pay brokerage fees or commissions to the depositary for the Offer, Citibank, N.A. (the “Depositary”), or the information agent for the Offer, Georgeson Inc. (the “Information Agent”), nor, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is properly demonstrated to the Depositary or other paying agent or unless the required taxpayer identification information and certain other certifications are provided to the Depositary or other paying agent. See section labelled “Important Tax Information” of the Letter of Transmittal.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for the Shares (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3—“Procedure for Tendering Shares” of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such state or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any state and extend the Offer to holders of such Shares in such state.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

Ocata Therapeutics, Inc.

at

$8.50 Net Per Share

by

Laurel Acquisition Inc.

an indirect wholly-owned subsidiary of

Astellas Pharma Inc.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated November 19, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share, and the associated stock purchase rights (collectively, the “Shares”) of Ocata Therapeutics, Inc., a Delaware corporation (“Ocata”).

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:(1)		SIGN HERE

Shares
(Signature(s))

Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number
Dated:
(1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.